EXHIBIT 99.1

First Mid Bancshares, Inc. Announces Third Quarter 2024 Results

MATTOON, Ill., Oct. 31, 2024 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (the “Company”) today announced its financial results for the quarter ended September 30, 2024.

Highlights

  Net income of $19.5 million, or $0.81 diluted EPS
  Adjusted net income (non-GAAP) of $19.8 million, or $0.83 diluted EPS
  Loan growth of 1% helped drive second consecutive quarter of net interest income expansion
  16.6% year-over-year growth for wealth management and insurance combined
  Tangible book value per share increased 6.6% in the quarter
  Board of Directors declares regular quarterly dividend of $0.24 per share

“We are pleased to deliver another solid and consistent quarter of financial results,” said Joe Dively, Chairman and Chief Executive Officer. “Healthy growth in loans, core deposits, and noninterest income, along with the sustainable strength in our asset quality, helped fuel our operating results for the period. We strengthened our balance sheet with a reduction in borrowings and subordinated debt while increasing tangible book value per share by nearly 7% in the quarter and 26% from last September. We continue to advance on our strategic initiatives to deliver exceptional value to our customers, communities, and shareholders,” Dively concluded.

Net Interest Income

Net interest income for the third quarter of 2024 increased by $0.8 million, or 1.4% compared to the second quarter of 2024. Interest income increased by $2.5 million primarily driven by loan growth and repricing of maturing loans, as well as a remix of lower yielding securities into cash. Interest expense increased by $1.7 million primarily in higher rates on money market accounts and repricing of CD’s. The increase was primarily early in the quarter and stabilized in the second half of the period. In addition, the Company paid off $55.0 million of brokered CD’s that matured at the end of September and carried an average rate of 5.3%.

In comparison to the third quarter of 2023, net interest income increased $7.1 million, or 14.1%. Interest income increased by $10.7 million and interest expense increased $3.6 million. The increases were partially driven by the addition of Blackhawk, which closed in the middle of the third quarter last year. In addition, higher rates on new loan originations and refinancing have outpaced higher interest costs.

Net Interest Margin

Net interest margin, on a tax equivalent basis, was 3.35% for the third quarter of 2024, which was a decline of one basis point compared to the prior quarter. Earning asset yields increased by eight basis points, while the average cost of funds increased by nine basis points. Accretion income for the quarter was $3.6 million, which was a decrease of $0.1 million from the prior quarter.

In comparison to the third quarter of last year, the net interest margin increased 29 basis points, with an average earnings asset increase of 46 basis points versus the average cost of funds increase of 17 basis points. The increases were due to higher rates on new and renewed loans and deposits.

Loan Portfolio

Total loans ended the quarter at $5.62 billion, representing an increase of $54.0 million, or 1.0% compared to the prior quarter. Loan growth was well diversified primarily between commercial real estate, agricultural operating, and commercial and industrial. The largest decline was in consumer loans.

Asset Quality

The Company’s asset quality metrics were solid again in the third quarter reflecting the strength of the credit culture. The allowance for credit losses (“ACL”) increased by $0.5 million to $68.8 million with an ending ACL to total loans ratio of 1.22%. Provision expense was recorded in the amount of $1.3 million and the Company had net charge offs of $0.8 million in the period. Also, at the end of the third quarter, the ratio of non-performing loans to total loans was 0.32%, and the ACL to non-performing loans was 377%. The ratio of non-performing assets to total assets was 0.27% at quarter end. Non-performing loans decreased by $0.8 million in the period to $18.2 million. Special mention loans increased $7.4 million in the quarter to $38.2 million. Substandard loans increased $1.4 million in the period to $29.0 million.

Deposits and Borrowings

Total deposits ended the quarter at $6.09 billion, which represented a decrease of $26.9 million, or 0.04% from the prior quarter. The decrease included $55.0 million of brokered CD’s that had an average rate of 5.30% and matured at the end of the quarter. Excluding these brokered CD’s, deposits increased in the period primarily with higher CD’s more than offsetting a decline in interest bearing demand deposits. In addition, the Company reduced its FHLB advances by $25.0 million in the quarter. In comparison to the prior quarter, the average cost of funds increased in the third quarter of 2024 to 2.00%.

During the quarter, the Company repurchased and cancelled $16.0 million of its outstanding 3.95% fixed-to-floating rate subordinated notes due 2030 (“Notes”). The Notes were purchased at a discount in the open market and generated a gain, net of the discount and fees, of $0.4 million.

Noninterest Income

Noninterest income for the third quarter of 2024 was $23.0 million compared to $22.4 million in the prior quarter. Wealth management revenues increased $0.4 million primarily on higher brokerage and trust fees and ended the period with $6.4 billion in assets under management. Ag services revenue totaled $1.8 million in the quarter most of which was farm management income versus land sales. Insurance revenues declined $0.5 million compared to the prior quarter due to regular seasonality in the business. Other income increased $0.9 million in the period and included a net gain on the repurchase of a portion of the Company’s subordinated Notes.

In comparison to the third quarter of 2023, noninterest income increased $3.6 million when excluding the impacts from securities gains and losses. The increase was primarily driven by the addition of Blackhawk and growth in insurance revenues.

Noninterest Expenses

Noninterest expense for the third quarter of 2024 totaled $53.9 million compared to $51.4 million in the prior quarter. The increase was partially driven by the acquisition of Mid Rivers Insurance Group, which closed on July 9th. In addition, expenses were higher in salaries and benefits driven by higher incentive compensation and medical insurance expenses. Debit card expense increased $0.6 million due to higher usage and the annual service provider incentive credit in the second quarter. Net occupancy and equipment increased by $0.5 million on higher software license costs. The current quarter included $0.2 million in acquisition and integration costs.

In comparison to the third quarter of 2023, noninterest expenses increased $6.8 million. The increase was primarily driven by the addition of Blackhawk and organic growth, including the impacts from higher inflation, partially offset with lower acquisition and integration costs.

The Company’s efficiency ratio, as adjusted in the non-GAAP reconciliation table herein, for the third quarter 2024 was 61.3% compared to 59.6% in the prior quarter and 58.6% for the same period last year.

Capital Levels and Dividend

The Company’s capital levels remained strong and comfortably above the “well capitalized” levels. Capital levels ended the period as follows:

Total capital to risk-weighted assets	15.24%
Tier 1 capital to risk-weighted assets	12.70%
Common equity tier 1 capital to risk-weighted assets	12.29%
Leverage ratio	10.14%

The Company’s Board of Directors approved its regular quarterly dividend of $0.24 payable on November 29, 2024 for shareholders of record on November 14, 2024.

About First Mid: First Mid Bancshares, Inc. (“First Mid”) is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group, Inc., and First Mid Wealth Management Co. First Mid is a $7.6 billion community-focused organization that provides a full-suite of financial services including banking, wealth management, brokerage, Ag services, and insurance through a sizeable network of locations throughout Illinois, Missouri, Texas, and Wisconsin and a loan production office in the greater Indianapolis area. Together, our First Mid team takes great pride in providing solutions and services to the customers and communities and has done so over the last 159 years. More information about the Company is available on our website at www.firstmid.com.

Non-GAAP Measures: In addition to reports presented in accordance with generally accepted accounting principles (“GAAP”), this release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance. Readers of this release, however, are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported. These non-GAAP financial measures are detailed as supplemental tables and include “Adjusted Net Income,” “Adjusted Diluted EPS,” “Efficiency Ratio,” “Net Interest Margin, tax equivalent,” and “Tangible Book Value per Common Share”. While the Company believes these non-GAAP financial measures provide investors with a broader understanding of the capital adequacy, funding profile and financial trends of the Company, this information should be considered as supplemental in nature and not as a substitute to the related financial information prepared in accordance with GAAP. These non-GAAP financial measures may also differ from the similar measures presented by other companies.

Forward Looking Statements
This document may contain certain forward-looking statements about First Mid, such as discussions of First Mid’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, changes in interest rates; general economic conditions and those in the market areas of First Mid; legislative and/or regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid; accounting principles, policies and guidelines; and the impact of pandemics on First Mid’s businesses. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Investor Contact:
Austin Frank
SVP, Shareholder Relations
217-258-5522
afrank@firstmid.com

Matt Smith
Chief Financial Officer
217-258-1528
msmith@firstmid.com

	FIRST MID BANCSHARES, INC.
	Condensed Consolidated Balance Sheets
	(In thousands, unaudited)
	As of

	September 30,	December 31,	September 30,
	2024	2023	2023

Assets
Cash and cash equivalents	$164,191	$143,064	$383,237
Investment securities	1,125,774	1,179,402	1,226,746
Loans (including loans held for sale)	5,614,591	5,580,565	5,540,065
Less allowance for credit losses	(68,774)	(68,675)	(68,241)
Net loans	5,545,817	5,511,890	5,471,824
Premises and equipment, net	101,464	101,396	102,004
Goodwill and intangibles, net	265,139	264,231	267,793
Bank Owned Life Insurance	169,635	166,125	165,022
Other assets	190,469	220,686	238,668
Total assets	$7,562,489	$7,586,794	$7,855,294

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$1,387,290	$1,398,234	$1,389,022
Interest bearing	4,701,544	4,725,425	4,957,302
Total deposits	6,088,834	6,123,659	6,346,324
Repurchase agreements with customers	204,343	213,721	214,978
Other borrowings	238,712	263,787	364,953
Junior subordinated debentures	24,224	24,058	24,003
Subordinated debt	87,373	106,755	106,648
Other liabilities	60,506	61,610	60,440
Total liabilities	6,703,992	6,793,590	7,117,346

Total stockholders' equity	858,497	793,204	737,948
Total liabilities and stockholders' equity	$7,562,489	$7,586,794	$7,855,294

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Interest income:
Interest and fees on loans	$81,775	$69,143	$239,158	$183,747
Interest on investment securities	7,036	9,284	21,846	23,604
Interest on federal funds sold & other deposits	2,371	2,011	6,533	2,888
Total interest income	91,182	80,438	267,537	210,239
Interest expense:
Interest on deposits	28,341	22,047	80,775	51,394
Interest on securities sold under agreements to repurchase	1,444	1,625	5,115	4,811
Interest on other borrowings	2,195	4,749	6,757	13,716
Interest on jr. subordinated debentures	567	545	1,646	1,314
Interest on subordinated debt	1,092	1,029	3,466	3,003
Total interest expense	33,639	29,995	97,759	74,238
Net interest income	57,543	50,443	169,778	136,001
Provision for credit losses	1,266	5,911	1,992	5,552
Net interest income after provision for loan	56,277	44,532	167,786	130,449
Non-interest income:
Wealth management revenues	5,816	4,940	16,543	15,795
Insurance commissions	6,003	5,199	21,747	19,416
Service charges	3,121	2,994	9,304	7,583
Net securities gains/(losses)	(277)	3,389	(433)	3,337
Mortgage banking revenues	1,109	846	2,853	1,328
ATM/debit card revenue	4,267	3,766	12,603	10,114
Other	2,984	1,919	7,306	7,445
Total non-interest income	23,023	23,053	69,923	65,018
Non-interest expense:
Salaries and employee benefits	31,565	25,422	92,177	75,037
Net occupancy and equipment expense	8,055	6,929	23,122	18,969
Net other real estate owned (income) expense	107	902	171	1,062
FDIC insurance	829	785	2,600	2,324
Amortization of intangible assets	3,405	2,568	10,242	5,567
Stationary and supplies	482	335	1,243	942
Legal and professional expense	2,573	1,844	7,558	5,314
ATM/debit card expense	1,869	1,751	4,341	3,990
Marketing and donations	836	764	2,512	2,326
Other	4,212	5,796	14,720	13,184
Total non-interest expense	53,933	47,096	158,686	128,715
Income before income taxes	25,367	20,489	79,023	66,752
Income taxes	5,885	5,372	19,293	15,888
Net income	$19,482	$15,117	$59,730	$50,864

Per Share Information
Basic earnings per common share	$0.81	$0.81	$2.50	$1.74
Diluted earnings per common share	0.81	0.80	2.49	1.74

Weighted average shares outstanding	23,905,099	20,528,717	23,891,430	20,510,585
Diluted weighted average shares outstanding	24,006,647	20,628,239	23,988,478	20,596,283

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
Interest income:
Interest and fees on loans	$81,775	$79,560	$77,823	$78,676	$69,143
Interest on investment securities	7,036	7,405	7,405	8,515	9,284
Interest on federal funds sold & other deposits	2,371	1,718	2,444	2,736	2,011
Total interest income	91,182	88,683	87,672	89,927	80,438
Interest expense:
Interest on deposits	28,341	26,338	26,096	25,900	22,047
Interest on securities sold under agreements to repurchase	1,444	1,615	2,056	1,754	1,625
Interest on other borrowings	2,195	2,248	2,314	3,073	4,749
Interest on jr. subordinated debentures	567	537	542	545	545
Interest on subordinated debt	1,092	1,180	1,194	1,193	1,029
Total interest expense	33,639	31,918	32,202	32,465	29,995
Net interest income	57,543	56,765	55,470	57,462	50,443
Provision for credit losses	1,266	1,083	(357)	552	5,911
Net interest income after provision for loan	56,277	55,682	55,827	56,910	44,532
Non-interest income:
Wealth management revenues	5,816	5,405	5,322	4,998	4,940
Insurance commissions	6,003	6,531	9,213	5,398	5,199
Service charges	3,121	3,227	2,956	3,298	2,994
Net securities gains/(losses)	(277)	(156)	0	46	3,389
Mortgage banking revenues	1,109	1,038	706	954	846
ATM/debit card revenue	4,267	4,281	4,055	4,233	3,766
Other	2,984	2,096	2,226	2,841	1,919
Total non-interest income	23,023	22,422	24,478	21,768	23,053
Non-interest expense:
Salaries and employee benefits	31,565	30,164	30,448	29,925	25,422
Net occupancy and equipment expense	8,055	7,507	7,560	7,977	6,929
Net other real estate owned (income) expense	107	85	(21)	800	902
FDIC insurance	829	902	869	1,015	785
Amortization of intangible assets	3,405	3,340	3,497	3,560	2,568
Stationary and supplies	482	370	391	404	335
Legal and professional expense	2,573	2,536	2,449	2,065	1,844
ATM/debit card expense	1,869	1,281	1,191	1,332	1,751
Marketing and donations	836	814	862	679	764
Other	4,212	4,392	6,116	9,268	5,796
Total non-interest expense	53,933	51,391	53,362	57,025	47,096
Income before income taxes	25,367	26,713	26,943	21,653	20,489
Income taxes	5,885	6,968	6,440	3,582	5,372
Net income	$19,482	$19,745	$20,503	$18,071	$15,117

Per Share Information
Basic earnings per common share	$0.81	$0.83	$0.86	$0.76	$0.68
Diluted earnings per common share	0.81	0.82	0.86	0.76	0.68

Weighted average shares outstanding	23,905,099	23,896,210	23,872,731	23,837,853	22,220,438
Diluted weighted average shares outstanding	24,006,647	23,998,152	23,960,335	23,921,758	22,319,334

		FIRST MID BANCSHARES, INC.
		Consolidated Financial Highlights and Ratios
		(Dollars in thousands, except per share data)
		(Unaudited)
	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023

Loan Portfolio
Construction and land development	$190,857	$195,389	$186,851	$205,077	$189,206
Farm real estate loans	384,620	387,015	388,941	391,132	399,834
1-4 Family residential properties	505,342	507,517	518,641	542,469	531,699
Multifamily residential properties	338,167	334,446	312,758	319,129	327,067
Commercial real estate	2,440,120	2,406,955	2,396,092	2,384,704	2,392,834
Loans secured by real estate	3,859,106	3,831,322	3,803,283	3,842,511	3,840,640
Agricultural operating loans	233,414	213,997	213,217	196,272	179,447
Commercial and industrial loans	1,283,631	1,268,646	1,227,906	1,266,159	1,242,653
Consumer loans	63,222	70,841	79,569	91,014	99,542
All other loans	175,218	175,811	175,320	184,609	177,783
Total loans	5,614,591	5,560,617	5,499,295	5,580,565	5,540,065

Deposit Portfolio
Non-interest bearing demand deposits	$1,387,290	$1,393,336	$1,448,299	$1,398,234	$1,389,022
Interest bearing demand deposits	1,834,123	1,909,993	1,974,857	1,837,296	1,940,162
Savings deposits	648,582	673,381	704,777	710,586	734,377
Money Market	1,183,594	1,127,699	1,107,177	1,129,950	1,161,957
Time deposits	1,035,245	1,011,370	1,007,826	1,047,593	1,120,806
Total deposits	6,088,834	6,115,779	6,242,936	6,123,659	6,346,324

Asset Quality
Non-performing loans	$18,242	$19,079	$20,064	$20,128	$21,269
Non-performing assets	20,076	20,557	21,471	21,292	23,565
Net charge-offs (recoveries)	804	708	381	118	181
Allowance for credit losses to non-performing loans	377.01%	358.05%	338.60%	341.19%	320.85%
Allowance for credit losses to total loans outstanding	1.22%	1.23%	1.24%	1.23%	1.23%
Nonperforming loans to total loans	0.32%	0.34%	0.36%	0.36%	0.38%
Nonperforming assets to total assets	0.27%	0.27%	0.28%	0.28%	0.30%
Special Mention loans	38,151	30,767	65,693	74,050	73,732
Substandard and Doubtful loans	29,037	27,594	29,296	28,945	30,575

Common Share Data
Common shares outstanding	23,904,051	23,895,868	23,888,929	23,827,137	23,830,038
Book value per common share	$35.91	$34.05	$33.40	$33.29	$30.97
Tangible book value per common share (1)	24.82	23.28	22.49	22.20	19.73
Tangible book value per common share excluding other comprehensive income at period end (1)	29.70	29.43	28.67	27.93	27.24
Market price of stock	38.91	32.88	32.68	34.66	26.56

Key Performance Ratios and Metrics
End of period earning assets	$6,786,458	$6,812,574	$6,923,742	$6,780,160	$7,007,282
Average earning assets	6,857,070	6,815,932	6,884,855	6,948,309	6,593,781
Average rate on average earning assets (tax equivalent)	5.35%	5.27%	5.16%	5.18%	4.89%
Average rate on cost of funds	2.00%	1.91%	1.91%	1.85%	1.83%
Net interest margin (tax equivalent) (1)	3.35%	3.36%	3.25%	3.33%	3.06%
Return on average assets	1.03%	1.05%	1.07%	0.93%	0.90%
Adjusted return on average assets (1)	1.05%	1.07%	1.17%	1.16%	0.94%
Return on average common equity	9.40%	9.92%	10.37%	9.76%	8.70%
Adjusted return on average common equity (1)	9.58%	10.11%	11.28%	12.11%	9.82%
Efficiency ratio (tax equivalent) (1)	61.33%	59.61%	59.09%	58.91%	58.60%
Full-time equivalent employees	1,207	1,185	1,188	1,187	1,224

[1] Non-GAAP financial measure. Refer to reconciliation to the comparable GAAP measure.

FIRST MID BANCSHARES, INC.
Net Interest Margin
(In thousands, unaudited)
	For the Quarter Ended September 30, 2024
	QTD Average		Average
	Balance	Interest	Rate
INTEREST EARNING ASSETS
Interest bearing deposits	$160,050	$2,304	5.73%
Federal funds sold	26	28	428.43%
Certificates of deposits investments	3,415	39	4.54%
Investment Securities:
Taxable (total less municipals)	873,865	5,241	2.40%
Tax-exempt (Municipals)	273,799	2,272	3.32%
Loans (net of unearned income)	5,545,915	82,382	5.91%

Total interest earning assets	6,857,070	92,266	5.35%

NONEARNING ASSETS
Cash and due from banks	98,906
Premises and equipment	101,576
Other nonearning assets	594,609
Allowance for loan losses	(68,646)

Total assets	$7,583,515

INTEREST BEARING LIABILITIES
Demand deposits	$2,999,374	$17,563	2.33%
Savings deposits	663,494	265	0.16%
Time deposits	1,065,176	10,513	3.93%
Total interest bearing deposits	4,728,044	28,341	2.38%
Repurchase agreements	202,973	1,444	2.83%
FHLB advances	238,723	2,194	3.66%
Federal funds purchased	-	1	0.00%
Subordinated debt	97,177	1,092	4.47%
Jr. subordinated debentures	24,195	567	9.32%
Other debt	-	-	0.00%
Total borrowings	563,068	5,298	3.74%
Total interest bearing liabilities	5,291,112	33,639	2.53%

NONINTEREST BEARING LIABILITIES
Demand deposits	1,415,861	Average cost of funds	2.00%
Other liabilities	47,848
Stockholders' equity	828,694

Total liabilities & stockholders' equity	$7,583,515

Net Interest Earnings / Spread		$58,627	2.82%

Impact of Non-Interest Bearing Funds			0.53%

Tax effected yield on interest earning assets			3.35%

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, unaudited)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023

Net interest income as reported	$57,543	$56,765	$55,470	$57,462	$50,443
Net interest income, (tax equivalent)	58,627	57,361	56,086	58,255	51,212
Average earning assets	6,857,070	6,815,932	6,884,855	6,948,309	6,593,781
Net interest margin (tax equivalent)	3.35%	3.36%	3.25%	3.33%	3.06%

Common stockholder's equity	$858,497	$813,645	$797,952	$793,204	$737,948
Goodwill and intangibles, net	265,139	257,377	260,699	264,231	267,793
Common shares outstanding	23,904	23,896	23,889	23,827	23,830
Tangible Book Value per common share	$24.82	$23.28	$22.49	$22.20	$19.73
Accumulated other comprehensive loss (AOCI)	(116,692)	(146,998)	(147,667)	(136,427)	(178,903)
Adjusted tangible book value per common share	$29.70	$29.43	$28.67	$27.93	$27.24

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data, unaudited)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
Adjusted earnings Reconciliation
Net Income - GAAP	$19,482	$19,745	$20,503	$18,071	$15,117
Adjustments (post-tax): (1)
Acquisition ACL on non-PCD assets in provision expense	-	-	-	-	2,985
Net (gain)/loss on securities sales	219	123	-	(36)	(2,677)
Integration and acquisition expenses	137	250	1,804	4,385	1,653
Total non-recurring adjustments (non-GAAP)	$356	$373	$1,804	$4,348	$1,962

Adjusted earnings - non-GAAP	$19,838	$20,118	$22,307	$22,419	$17,079
Adjusted diluted earnings per share (non-GAAP)	$0.83	$0.84	$0.93	$0.94	$0.77
Adjusted return on average assets - non-GAAP	1.05%	1.07%	1.17%	1.16%	0.94%
Adjusted return on average common equity - non-GAAP	9.58%	10.11%	11.28%	12.11%	9.82%

Efficiency Ratio Reconciliation
Noninterest expense - GAAP	$53,933	$51,391	$53,362	$57,025	$47,096
Other real estate owned property income (expense)	(107)	(85)	21	(800)	(902)
Amortization of intangibles	(3,405)	(3,340)	(3,497)	(3,560)	(2,568)
Nonrecurring severance expense	-	-	-	-	-
Integration and acquisition expenses	(174)	(316)	(2,283)	(5,550)	(2,093)
Adjusted noninterest expense (non-GAAP)	$50,247	$47,650	$47,603	$47,115	$41,533

Net interest income -GAAP	$57,543	$56,765	$55,470	$57,462	$50,443
Effect of tax-exempt income (1)	1,084	596	616	793	769
Adjusted net interest income (non-GAAP)	$58,627	$57,361	$56,086	$58,255	$51,212

Noninterest income - GAAP	$23,023	$22,422	$24,478	$21,768	$23,053
Net (gain)/loss on securities sales	277	156	0	(46)	(3,389)
Adjusted noninterest income (non-GAAP)	$23,300	$22,578	$24,478	$21,722	$19,664

Adjusted total revenue (non-GAAP)	$81,927	$79,939	$80,564	$79,977	$70,876

Efficiency ratio (non-GAAP)	61.33%	59.61%	59.09%	58.91%	58.60%

(1) Nonrecurring items (post-tax) and tax-exempt income are calculated using an estimated effective tax rate of 21%.